Exhibit 10.2

ADTRAN, INC.

2020 DIRECTORS STOCK PLAN

effective May 13, 2020

ADTRAN, INC.

2020 DIRECTORS STOCK PLAN

ARTICLE I
Purpose

1.1Background.  ADTRAN, Inc. (the “Company”) hereby adopts this new equity incentive plan for the benefit of its directors to replace certain Prior Plans that have expired; provided, however, that notwithstanding that replacement, the Prior Plans shall remain in effect with respect to outstanding awards so long as any awards thereunder are outstanding.  This new plan shall be known as the ADTRAN, Inc. 2020 Directors Stock Plan (the “Plan”).

1.2General Purpose.  The purpose of this Plan is to further the growth and development of the Company by encouraging Directors who are not employees of the Company to obtain a proprietary interest in the Company by owning its stock.  The Company intends that the Plan will provide such Persons with an added incentive to continue to serve as Directors and will stimulate their efforts in promoting the growth, efficiency and profitability of the Company.  The Company also intends that the Plan will afford the Company a means of attracting individuals of outstanding quality to service on the Board.

1.3Type of Awards Available Under the Plan.  The Plan permits Awards of stock Options, Restricted Stock and Restricted Stock Units (“RSUs”).  The type of stock Options permitted under the Plan are nonqualified stock options (“NQSOs”).

1.4Intended Tax Effects of Awards.  The Company intends that Restricted Stock Awards granted under the Plan are subject to taxation under Code Section 83.  NQSOs are subject to taxation when the NQSO is exercised.  Restricted Stock Units are subject to taxation when the underlying shares of Common Stock are issued to the Participant.

1.5Effective Date of the Plan.  The Plan shall be effective on the date of its approval by the shareholders of the Company at the 2020 annual meeting of shareholders (the “Effective Date”) in accordance with applicable law (including, without limitation, approvals required under Rule 16b-3) and any registration or stock exchange rule.  Notwithstanding the above, no Restricted Stock Award shall be granted prior to approval of the Plan by the Company’s shareholders.

1.6Term.  Unless earlier terminated by the Board pursuant to the provisions of Article IX hereof, the Plan shall remain in effect until the tenth (10th) anniversary of the Effective Date; provided, however, that notwithstanding its termination, the Plan shall remain in effect with respect to outstanding Awards as long as any Awards are outstanding.

1.7Operation, Administration and Definitions.  The operation and administration of the Plan are subject to the provisions of this Plan document.  Capitalized terms used in the Plan are defined in Article II below or may be defined within the Plan.

1.8Legal Compliance.  The Plan is intended to comply with (a) Code Section 409A, to the extent any Awards are treated as nonqualified deferred compensation under Code Section 409A, and (b) the exemption of Awards under the provisions of Rule 16b-3.

ARTICLE II
Definitions

The following words and phrases as used in this Plan shall have the meanings set forth in this Article unless a different meaning is clearly required by the context:

2.1“Affiliate” means an entity that, directly or indirectly, controls, is controlled by, or is under common control with the Company, within the meaning of Rule 12b-2 of the Exchange Act.

2.2“Award” means any Option, Restricted Stock, or Restricted Stock Unit granted to a Participant under the Plan.

2.3“Award Agreement” means the written (or electronic) agreement issued by the Company to the Participant that sets forth the terms and provisions of an Award granted under the Plan.

2.4“Beneficiary” means, with respect to a Participant, the Person(s) to whom the Participant’s Award shall be transferred upon the Participant's death, determined as set forth in Section 10.1.

2.5“Board” means the Board of Directors of the Company.

2.6“Cause” means an act or acts by a Person involving personal dishonesty, incompetence, willful misconduct, moral turpitude, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), the use for profit or disclosure to unauthorized Persons of confidential information or trade secrets of the Company or its subsidiaries, the breach of any contract with or material written policy of the Company or its subsidiaries, the unlawful trading in the securities of the Company or of another corporation based on information gained as a result of the performance of services for the Company or its subsidiaries, a felony conviction, or the failure to contest prosecution for a felony, embezzlement, fraud, deceit or civil rights violations, any of which acts negatively impact the Company or any of its subsidiaries or cause the Company or any of its subsidiaries liability or loss, as determined by the Committee in its sole discretion.

2.7“Change of Control” means the occurrence of any of the following events on or after the Effective Date of this Plan:

(a)

Change in Ownership.  A change in the ownership of the Company occurs on the date that any one Person, or more than one Person acting as a group, acquires ownership of stock of the Company that, together with stock held by such Person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company.  However, if any one Person or more than one Person acting as a group, is considered to own more than fifty percent

(50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Persons is not considered to cause a change in the ownership of the Company or to cause a change in the effective control of the Company (within the meaning of subsection (b) below).  An increase in the percentage of stock owned by any one Person, or Persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property, will be treated as an acquisition of stock for purposes of this Section. This applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction.

(b)

Change in Effective Control.  A change in the effective control of the Company occurs on the date that either: (1) any one Person, or more than one Person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company; or (2) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.  A change in effective control may occur in any transaction in which either of the two corporations involved in the transaction has a Change of Control; or

(c)

Change in Ownership of a Substantial Portion of Assets.  A change in the ownership of a substantial portion of the Company’s assets shall occur on the date that any one Person, or more than one Person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding the foregoing, if it is determined that an Award hereunder is subject to Code Section 409A, the Company will not be deemed to have undergone a Change of Control unless the Company is deemed to have undergone a “change in ownership,” a “change in effective control,” or a “change in the ownership of a substantial portion of the assets,” within the meaning of Code Section 409A.

2.8“Code” means the Internal Revenue Code of 1986, as amended.  A reference to any provision of the Code includes any regulations and formal guidance issued thereunder and any reference to any successor provision of the Code.

2.9“Committee” means the committee appointed by the Board pursuant to Section 3.2 hereof to administer and interpret the Plan in accordance with Article III.  The Committee shall (a) consist of two or more individuals each of whom shall be, to the extent required by Rule 16b-3, a

“non-employee director” as defined in Rule 16b-3, and (b) satisfy the applicable requirements of any stock exchange or national market system on which the Common Stock may then be listed.

2.10“Common Stock” means the common stock of the Company, par value $0.01 per share.

2.11“Company” means ADTRAN, Inc., a Delaware corporation, and any successor thereto.

2.12“Director” means an individual who is not an employee of the Company and who is serving as a member of the Board (i.e., a director of the Company), including as a director emeritus providing advisory services to the Board.

2.13“Disability” means a Participant is unable to engage in any substantial gainful activity by reason of any medically-determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.  A Participant shall be considered disabled only if he furnishes such proof of Disability as the Committee may reasonably require from time to time.

2.14“Effective Date” means the effective date of this Plan, subject to shareholder approval as provided in Section 1.5.

2.15“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.16“Exercise Price” means the purchase price of the shares of Common Stock underlying an Option.

2.17“Fair Market Value” of the Common Stock as of a date of determination means the following:

(a)Stock Listed and Shares Traded.  If the Common Stock is listed and traded on a national securities exchange (as such term is defined by the Exchange Act) or on the NASDAQ National Market System on the date of determination, the Fair Market Value per share shall be the closing price of a share of the Common Stock on said national securities exchange or NASDAQ National Market System on the business day immediately preceding the date of determination.  If the Common Stock is traded in the over-the-counter market, the Fair Market Value per share shall be the closing price of a share on the business day immediately preceding the date of determination.

(b)Stock Listed But No Shares Traded.  If the Common Stock is listed on a national securities exchange or on the NASDAQ National Market System but no shares of the Common Stock are traded on the date of determination but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the closing price of a share of the Common Stock on the most recent date before the date of determination.  If the Common Stock is regularly traded in the over-the-counter market but no shares of the Common Stock are traded on the date of determination (or if records of such trades are unavailable or burdensome to obtain) but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the average of the closing bid and asked prices of a share of the Common Stock on the most recent date before the date of determination on which trading occurred.

(c)Stock Not Listed.  If the Common Stock is not listed on a national securities exchange or on the NASDAQ National Market System and is not regularly traded in the over‑the‑counter market, then the Committee shall determine the Fair Market Value of the Common Stock in a manner consistent with the requirements of Code Section 409A.

In any event, the determination of Fair Market Value shall be consistent with the requirements of Code Section 409A and, in the case of an ISO, in compliance with Code Section 422.  The Committee's determination of Fair Market Value, which shall be made pursuant to the foregoing provisions, shall be final and binding for all purposes of this Plan.

2.18“Family Member” means a Person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant, any Person sharing the Participant’s household (other than a tenant or employee), a trust in which any one or more of these Persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these Persons (or the Participant) control the management of assets, and any other entity in which one or more of these Persons (or the Participant) own more than fifty percent (50%)  of the voting interests.

2.19“Option” means an option to purchase shares of Common Stock that is granted under Article V hereof and not an incentive stock option within the meaning of Code Section 422.

2.20“Participant” means a Director who has been selected to receive an Award, or with respect to whom an Award is outstanding, under the Plan.

2.21“Person” means any individual, organization, corporation, partnership, trust or other entity.

2.22“Plan” means this ADTRAN, Inc. 2020 Directors Stock Plan.

2.23“Prior Plans” means the:

(a)	ADTRAN, Inc. 2005 Directors Stock Option Plan (expired on May 17, 2015); and
(b)	ADTRAN, Inc. 2010 Directors Stock Plan (expired on December 31, 2019).

2.24“Restricted Stock” means an Award of Common Stock that is subject to such conditions, restrictions and contingencies as the Committee determines and sets forth in the applicable Award Agreement.

2.25“Restricted Stock Unit” or “RSU” means an Award of a unit representing one share of Common Stock that, upon satisfaction of certain conditions, restrictions and contingencies as the Committee determines and sets forth in the applicable RSU Agreement, shall result in the issuance of one share of Common Stock.

2.26“Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act, as then in effect or any successor provision.

2.27“Separation from Service” means a termination of service by a Participant with the Company and its Affiliates; provided, that if any Award that is treated as nonqualified deferred compensation (within the meaning of Code Section 409A), or any dividend or dividend credit thereon, is to be paid or distributed upon a Separation from Service, then a Separation from Service shall not occur unless it qualifies as a “separation from service” within the meaning of Code Section 409A.  Unless otherwise stated in the applicable Award Agreement, a Participant’s change in position, duties or status (e.g., from director to consultant, director to employee) shall not result in interrupted or terminated service, so long as such Participant continues to provide services to the Company or an Affiliate and a “separation from service” under Code Section 409A is not deemed to have occurred.  The determination of whether an authorized leave of absence or absence for military or government service or for any other reason shall constitute a Separation from Service for purposes of any Award granted under the Plan shall be determined by the Committee and, if applicable, in accordance with Code Section 409A, which determination shall be final and conclusive.

2.28“Securities Act” means the Securities Act of 1933, as amended.

2.29“Total Remuneration” means the total annual compensation (including Awards under the Plan) which may be paid to a Director for a given year (running from one annual shareholders’ meeting to the next), as may be modified from time to time, excluding any additional retainer for acting in certain capacities such as committee chair or lead director, and any additional meeting fees.

ARTICLE III
Administration

3.1General Administration.  The Plan shall be administered and interpreted by the Committee (as designated pursuant to Section 3.2).  Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Award Agreements by which Awards shall be evidenced (which shall not be inconsistent with the terms of the Plan), and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding and conclusive on all Persons.

3.2Appointment of Committee.  The Board shall appoint the Committee from among its non-employee members to serve at the pleasure of the Board.  The Board from time to time may remove members from, or add members to, the Committee and shall fill all vacancies thereon.

3.3Organization.  The Committee may select one of its members as its chairman and shall hold its meetings at such times and at such places as it shall deem advisable.  A majority of the Committee shall constitute a quorum, and such majority shall determine its actions.  The Committee shall keep minutes of its proceedings and shall report the same to the Board at least annually.

3.4Powers of Committee.  The Committee may make one or more Awards under the Plan.  The Committee shall decide which eligible Directors shall receive an Award and when to grant an Award, the type of Award that it shall grant and the number of shares of Common Stock covered by the Award, subject to the terms of the Plan.  The Committee shall also decide the terms, conditions, performance criteria, restrictions and other provisions of the Award.  The Committee shall act by a majority of its then members, at a meeting of the Committee or by unanimous written consent.  The Committee shall keep adequate records concerning the Plan and the Committee’s proceedings and acts in such form and detail as the Committee may decide.

3.5Delegation by Committee.  Unless prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or some of its responsibilities and powers to any one or more of its members.  The Committee also may delegate some or all of it administrative duties and powers to any employee or officer of the Company or its Affiliates.  The Committee hereby delegates to the Company’s Corporate Secretary and the Company’s executive officers the authority to document any and all Awards made by the Committee under the Plan by execution of the appropriate Award Agreements.  The Committee may revoke any such allocation or delegation at any time.

3.6Information to be Furnished to Committee.  In order for the Committee to discharge its duties, it may require the Company, its Affiliates, Participants and other Persons entitled to benefits under the Plan to provide it with certain data and information.

3.7Deferral Arrangement.  The Committee may permit or require the deferral of payment of any Award, subject to such rules and procedures as it may establish and in accordance with Code Section 409A. Unless otherwise provided in an Award Agreement, any such deferral will not include provisions for the payment or crediting of interest or dividend equivalents.

3.8Indemnification.  In addition to such other rights of indemnification that apply to them as members of the Board or a committee thereof, the Company shall indemnify the members of the Committee (and any designees of the Committee, as permitted under Section 3.5), to the extent permitted by applicable law, against reasonable expenses (including, without limitation, attorney’s fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award awarded hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Articles of Incorporation or the Bylaws of the Company relating to indemnification of the members of the Board) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to such matters as to which it is adjudged in such action, suit or proceeding that such Committee member or members (or their designees) did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company.

ARTICLE IV
Stock; Eligibility and Annual Grants

4.1Common Stock Subject to Awards.  Common Stock subject to Awards and other provisions of the Plan shall consist of the following: (a) authorized but unissued shares of Common

Stock; (b) authorized and issued shares of Common Stock held by the Company in its treasury which have been reacquired by the Company; and (c) shares of Common Stock purchased by the Company in the open market.

4.2Authorized Shares.  Subject to adjustment in accordance with the provisions of Section 4.3, the maximum number of shares of Common Stock that may be issued under the Plan for Awards shall equal three hundred seventy three thousand (373,000) shares of Common Stock, adjusted as follows:

(a)

Each Award of stock Options, Restricted Stock or Restricted Stock Units granted under this Plan will reduce the number of authorized shares available under the Plan by one (1) share of Common Stock for each share underlying such Award.

(b)

Shares of Common Stock underlying an Award under this Plan or Prior Plans that is cancelled, terminated, expires without exercise, is forfeited, or lapses, for any reason shall again be available for issuance pursuant to Awards under this Plan.

(c)

Notwithstanding anything to the contrary herein, the following shares shall not again become available for issuance under the Plan: (1) shares of Common Stock withheld by, or otherwise remitted to, the Company as full or partial payment of the Exercise Price to the Company upon exercise of Options granted under the Plan; and (2) shares of Common Stock withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations (if any) upon the lapse of restrictions on Restricted Stock or RSUs or upon the exercise of Stock Options or upon any other payment or issuance under the Plan.

The Committee shall establish appropriate methods for determining the number of shares available for issuance under the Plan and the number of shares that have been actually issued under the Plan at any time.  In no event shall fractional shares of Common Stock be issued under the Plan.

4.3Effects of Changes in Capitalization.

(a)

Changes to Common Stock.  If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date (“Equity Restructuring”), the number and kinds of shares for which Awards may be granted under the Plan and/or the Exercise Price shall be adjusted proportionately and accordingly by the Committee; provided, that any such adjustment shall comply with Code Section 409A, if applicable.  In addition, the number and kind of shares of Common Stock for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Participant immediately following such event shall, to the extent practicable, be the same as immediately before such event.  The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration.

(b)

Change of Control and Other Corporate Transactions. In the event of a merger, consolidation, reorganization, extraordinary dividend, tender offer for Common Stock, Change of Control or other change in capital structure of the Company that is not an Equity Restructuring under subsection (a) above, the Committee may (but is not required to) make such adjustments with respect to Common Stock that may be issued pursuant to Awards and the number and/or Exercise Price of outstanding Awards and take such other action as it deems necessary or appropriate, including, without limitation, and subject to the requirements of Code Section 409A, if applicable:

(1)

making appropriate provision for the continuation of an Award by substituting on an equitable basis for the shares of Common Stock then subject to such Award either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Change of Control or securities of any successor or acquiring entity;

(2)

upon reasonable prior written notice to the Participant, providing that: (i) the Stock Options held by such Participant, to the extent then exercisable, must be exercised within a specified number of days after the date of such notice, at the end of which period the Stock Options shall terminate without payment, and/or (ii) a grant of Restricted Stock and/or RSUs Stock must be accepted (to the extent then subject to acceptance) within a specified number of days after the date of such notice, at the end of which period the offer of the Restricted Stock and/or RSUs shall terminate;

(3)

terminating an Award, whether vested or unvested, in exchange for a payment equal to (i) for Restricted Stock and RSUs, the Fair Market Value of the shares of Common Stock subject to the Award or (ii) for Stock Options, the excess of the Fair Market Value of the shares of Common Stock subject to the Award over the Exercise Price, as applicable;

(4)	providing that an Award shall become (as applicable) fully vested and exercisable, and any vesting period or restrictions shall lapse, immediately prior to the Change of Control; and/or

(5)

with respect to an Award subject to performance measures, providing that any incomplete performance periods shall end on the date of such Change of Control (or other corporate transaction described in this subsection (b)), and the Committee shall cause the Award to be settled based upon the higher of: (i) the Participant’s actual attainment of performance goals for the performance period through the date of the Change of Control (or other corporate transaction described in this subsection (b)) or (ii) the performance target award.

Notwithstanding anything to the contrary, an Award having an Exercise Price equal to or greater than the Fair Market Value of the consideration to be paid per share of Common Stock in the Change of Control may be canceled without payment of consideration to the applicable Participant.

(c)

Limits on Adjustments.  Any issuance by the Company of stock of any class other than the Common Stock, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of the Common Stock subject to any Award, except as specifically provided otherwise in this Plan.  The grant of Awards under the Plan shall not affect in any way the right or authority of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate or dissolve, or to liquidate, sell or transfer all or any part of its business or assets.  No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share with no cash payment due therefor.  If the Company issues any rights to subscribe for additional shares pro rata to holders of outstanding shares of the class or classes of stock then set aside for the Plan, then each Participant shall be entitled to the same rights on the same basis as holders of outstanding shares with respect to such portion of the Participant’s Award as is exercised on or prior to the record date for determining shareholders entitled to receive or exercise such rights.  All adjustments the Committee makes under this Plan shall be final and conclusive.

4.4Individuals Eligible for Awards.  The individuals eligible to receive Awards hereunder shall be solely those individuals who are Directors and who are not employees of the Company or any of its Affiliates.

4.5Annual Grants.  All Awards granted under this Section shall comply in all respects with the terms and conditions of the Plan.

(a)Initial Grants.  Upon initially becoming a Director, an individual shall be automatically entitled to receive an Award with a Fair Market Value (in the case of Options, as such value is determined by the Board in its sole discretion) on the date of grant equal to (i) 50% of the annual grant detailed below in subsection (b) for the calendar year prior to the calendar year in which the individual initially becomes a Director or (ii) such other lesser amount as determined in the discretion of the Board.  A Director who has previously served as a Director and who again becomes a Director shall not be entitled to an initial grant pursuant to this subsection (a).  Only a Director who has never served as a Director shall be entitled to an initial grant pursuant to this subsection (a).  An individual who receives an initial grant hereunder shall also be entitled to receive an annual grant under subsection (b) for the calendar year in which he initially becomes a Director.

(b)Annual Grants.  As of December 31 of each calendar year in which an individual is a Director, and provided such individual is a Director on such date, such individual shall be automatically entitled to receive an Award with a Fair Market Value (in the case of Options, as such value is determined by the Board in its sole discretion) on the date of grant equal to (i) 50% of the Director’s Total Remuneration for such calendar year (rounded to the nearest whole share as of such date) or (ii) such other lesser amount as determined in the discretion of the Board; but in no event shall any Award have a Fair Market Value greater than $150,000.

(c)Form of Grants.  All Awards shall be in the form of Restricted Stock unless the Board, upon recommendation by the Committee, determines that Awards shall be in the form of Options or Restricted Stock Units.  Any determination to grant Awards in a form other than Restricted Stock shall be made, in the case of initial grants under subsection (a), prior to the date the Director becomes entitled to the Award, and, in the case of annual grants under subsection (b), before December 31 for Awards for the calendar year ending that December 31.

ARTICLE V
Stock Options

5.1Award Agreement.  An Award of an Option shall be evidenced by an Award Agreement that specifies the following terms and any additional terms and conditions determined by the Committee and not inconsistent with the Plan: (a) the name of the Participant; (b) the total number of shares of Common Stock to which the Option pertains; (c) the Exercise Price of the Option; (d) the date as of which the Committee granted the Option; (e) the requirements for the Option to become exercisable, such as continuous service, time-based schedule, period and goals for performance measures to be satisfied, additional consideration, etc.;  (f) the expiration date of the Option; and (g) the Beneficiary of the Participant.

5.2Vesting.  Unless a later date is provided in a Participant’s Award Agreement, each Option shall first become exercisable (i.e., vested) with respect to 100% of the shares subject to such Option as of the first anniversary of the date the Option is granted and, prior to said date, the Option shall be unexercisable in its entirety.  Notwithstanding the foregoing, all Options granted to a Participant shall become immediately vested and exercisable for 100% of the number of shares subject to the Options upon the Participant's becoming Disabled or upon his or her death or upon a Change of Control. In addition, the Committee may in its discretion in connection with a Participant’s Separation from Service, accelerate vesting of the Option or permit continued vesting on the vesting schedule set forth in the Participant’s Award Agreement.  Other than as provided in the preceding sentences, if a Participant Separates from Service, his or her rights with regard to all non-vested Options shall cease immediately.

5.3Exercise Price.  The Exercise Price of the shares of Common Stock underlying each Option shall be the Fair Market Value of the Common Stock on the date the Option is granted.

5.4Term of Options.  The terms of Options granted under the Plan shall commence on the date of grant and shall expire ten (10) years after the date the Option is granted.

5.5Terms of Exercise.  The exercise of an Option may be for less than the full number of shares of Common Stock subject to such Option, but such exercise shall not be made for less than (a) 100 shares or (b) the total remaining shares subject to the Option, if such total is less than 100 shares.  Subject to the other restrictions on exercise set forth herein, the unexercised portion of an Option may be exercised at a later date.

5.6Method of Exercise.  All Options granted hereunder shall be exercised by written (or electronic) notice on a form prescribed by the Committee and directed to the Secretary of the Company at its principal place of business or to such other Person as the Committee may direct.  Each notice of exercise shall identify the Option that the Participant is exercising (in whole or in part) and shall be accompanied by payment of the Exercise Price for the number of shares specified in such notice and by any documents required by Section 8.1.  The Company shall make delivery of such shares (electronically or in paper form) within a reasonable period of time; provided that, if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the Securities Act and causing such registration statement to become effective) with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

5.7Medium and Time of Payment.  The Participant must pay the full Exercise Price for shares of Common Stock purchased upon the exercise of any Option, and applicable withholding taxes (if any), at the time of such exercise by one of the following forms of payment:

(a) in cash or cash equivalents acceptable to the Company;

(b) delivery (on a form acceptable to the Committee) of an irrevocable direction to a licenses securities broker acceptable to the Company to sell shares of Common Stock and to deliver all or part of the sales proceeds to the Company in payment of the Exercise Price;

(c) delivery of shares of Common Stock already owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) having a Fair Market Value on the date of surrender equal to the aggregate Exercise Price and taxes due;

(d) with the Committee’s approval, having the Company withhold shares of Common Stock that otherwise would be acquired on exercise having a Fair Market Value equal to the aggregate Exercise Price; or

(e) any combination of the above forms or any other form of payment permitted by the Committee.

5.8Effect of Termination of Service, Disability or Death.  Except as provided in subsections (a), (b) or (c) below or where the Committee approves an extension as described at the end of this Section, no Option shall be exercisable following a Participant’s Separation from Service.

(a)Termination of Service.  In the event a Participant Separates from Service for any reason other than death or Disability, any Option or unexercised portion thereof granted to him or her shall terminate on and shall not be exercisable after the earliest to occur of the following: (1) the expiration date of the Option; (2) three months after the date the Participant Separates from Service (except as provided in subsection (c)); or (3) the date on which the Company gives notice to such Participant of termination of his or her service as a Director if service is terminated by the Company’s shareholders for Cause (a Participant's resignation in anticipation of termination of service by the Company or by its shareholders for Cause shall constitute a notice of termination by the Company).  Notwithstanding the foregoing, in the event that a Participant Separates from Service for a reason other than death or Disability, Cause or voluntary resignation at any time after a Change of Control, the term of all Options of that Participant shall be extended through the maximum term as described in Section 5.5 above. Prior to the earlier of the dates specified in the preceding sentences of this subsection (a), the Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date of such Separation from Service.

(b)Disability.  Upon the Participant's Separation from Service due to Disability, any Option or unexercised portion thereof granted to him or her which is otherwise exercisable shall terminate on and shall not be exercisable after the earlier to occur of the following: (1) the expiration date of such Option; or (2) one year after the date on which such Participant Separates from Service due to Disability (except as provided in subsection (c)).  Prior to the earlier of such dates, such Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date such Participant Separates from Service due to Disability.

(c)Death.  In the event of the death of the Participant (1) while he or she is a Director, (2) within three months after the date of the Participant’s Separation from Service (for a reason other than Cause) as provided in subsection (a) above, or (3) within one year after the date of the Participant’s Separation from Service due to his or her Disability, any Option or unexercised portion thereof granted to him or her which is otherwise exercisable may be exercised by the Participant's Beneficiary at any time prior to the expiration of one year from the date of death of such Participant, but in no event later than the date of expiration of the Option.  Such exercise shall be effected pursuant to the terms of this Section as if such Beneficiary is the named Participant.

Notwithstanding the foregoing, the Committee may, in its discretion, in connection with a Participant’s Separation from Service, permit an Award to remain exercisable for the full exercise period set forth in the Award Agreement or the maximum term as described in

Section 5.5 above, so long as such extension does not violate Code Section 409A or other applicable laws.

5.9Restrictions on Transfer and Exercise of Options.  No Option shall be assignable or transferable by the Participant except by transfer to a Beneficiary upon the death of the Participant, and any purported transfer (other than as excepted above) shall be null and void.  After the death of a Participant and upon the death of the Participant's Beneficiary, an Option shall be transferable only by will or by the laws of descent and distribution.  During the lifetime of a Participant, the Option shall be exercisable only by him; provided, however, that in the event the Participant is incapacitated and unable to exercise Options, such Options may be exercised by such Participant's legal guardian, legal representative, fiduciary or other representative whom the Committee deems appropriate based on applicable facts and circumstances.

5.10Rights as a Shareholder.  A Participant shall have no rights as a shareholder with respect to shares covered by his or her Option until date of the issuance of the shares to him or her and only after the Exercise Price of such shares is fully paid.  Unless specified in Article VII, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

5.11No Obligation to Exercise Option.  The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

ARTICLE VI
Restricted Stock and Restricted Stock Units

6.1Award Agreement.  When the Committee awards Restricted Stock or Restricted Stock Units under the Plan, it shall prepare (or cause to be prepared) an Award Agreement, effective as of the date of grant, that shall specify the number of Shares subject to the Award, any vesting or other restrictions that apply to the Award, and such other provisions as the Committee may determine, which are not inconsistent with the terms and provisions of the Plan.

6.2Vesting.  Unless otherwise provided in a Participant’s Award Agreement, each Award of Restricted Stock or Restricted Stock Units shall become vested (i.e., all restrictions shall lapse) on the first anniversary of the date of grant; provided that if the Participant incurs a Separation from Service, his rights with regard to all non-vested Restricted Stock or Restricted Stock Units shall cease immediately.  Notwithstanding the foregoing, Restricted Stock or Restricted Stock Units subject to time-based vesting shall become 100% vested immediately upon the death or Disability of the Participant or upon a Change of Control of the Company.  In addition, the Committee may in its discretion in connection with a Participant’s Separation from Service, accelerate vesting of Restricted Stock or Restricted Stock Units or permit continued vesting on the vesting schedule set forth in the Participant’s Award Agreement; provided, however, that any such extension must comply with Code Section 409A and the delay period (as defined in Section 10.13) for specified employees.

6.3Delivery of Restricted Stock.

(a)Issuance.  The Company shall issue the shares of Restricted Stock within a reasonable period of time after approval of the Award Agreement; provided that if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the Securities Act and causing such registration statement to become effective) with respect to such shares before the issuance thereof, then the date of delivery of the shares shall be extended for the period necessary to take such action.  As long as any restrictions apply to the Restricted Stock, the shares of Restricted Stock shall be held by the Committee in uncertificated form in a restricted account.

(b)Legend.  Unless the certificate representing shares of the Restricted Stock is deposited with a custodian (as described in this Section), each certificate shall bear the following legend (in addition to any other legend required by law):

“The transferability of this certificate and the shares represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the ADTRAN, Inc. 2020 Director Stock Plan and an Award Agreement dated __________, ____, between ________________ and ADTRAN, Inc.  The Plan and the Award Agreement are on file in the office of the Corporate Secretary of ADTRAN, Inc.”

Such legend shall be removed or canceled from any certificate evidencing shares of Restricted Stock as of the date that such shares become nonforfeitable.

(c)Deposit with Custodian.  As an alternative to delivering a stock certificate to the Participant, the Committee may deposit or transfer such shares electronically with a custodian designated by the Committee.  The Committee shall cause the custodian to issue a receipt for the shares to the Participant for any Restricted Stock so deposited.  The custodian shall hold the shares and deliver the same to the Participant in whose name the Restricted Stock evidenced thereby is registered only after such shares become nonforfeitable.

6.4Restrictions on Transfer.  No Restricted Stock or Restricted Stock Unit shall be assignable or transferable by the Participant except by transfer to a Beneficiary upon the death of the Participant, and any purported transfer (other than as excepted above) shall be null and void.  After the death of a Participant and upon the death of the Participant's Beneficiary, the Restricted Stock or Restricted Stock Unit (as applicable) shall be transferable only by will or by the laws of descent and distribution.

6.5Settlement of RSUs.  Except as otherwise provided in the Award Agreement and in accordance with Code Section 409A, RSUs shall generally be settled in shares of Common Stock immediately following the date they vest; provided that the Committee may specify in the applicable Award Agreement that settlement shall be in cash or in a combination of Common Stock and cash.

6.6Shareholder Rights.  No shareholder rights shall inure to a Participant who has been awarded Restricted Stock or Restricted Stock Units until the restrictions on the Restricted Stock lapse or actual shares of Common Stock are issued upon settlement of the Restricted Stock Units, as applicable.

6.7Dividend Credits.  Unless otherwise provided in the Participant’s Award Agreement, (a) any cash dividends paid on Common Stock underlying the Participant’s Restricted Stock or Restricted Stock Units during the period of restriction shall be credited to a bookkeeping account which shall be hypothetically invested in whole shares of Common Stock; and (b) upon the lapse of restrictions on the Restricted Stock or Restricted Stock Units, the Company will immediately pay the Participant the accumulated value of the bookkeeping account in the form of whole shares of Common Stock, plus any remaining cash.

ARTICLE VII
Adjustments

7.1Recapitalization.  In the event that the outstanding shares of the Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, reclassification, stock split, combination of shares or dividend payable in shares of the Common Stock, the following rules shall apply:

(a)The Committee shall make an appropriate adjustment in the number and kind of shares available for the granting of Awards under the Plan and in the number and kind of shares granted as part of the annual grants.

(b)The Committee also shall make an appropriate adjustment in the number and kind of shares underlying outstanding Awards, or portions thereof, that remain unexercised or subject to restriction; any such adjustment in any outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Option and with a corresponding adjustment in the Exercise Price per share.  No fractional shares shall be issued or optioned in making the foregoing adjustments, and the number of shares available under the Plan or the number of shares subject to any outstanding Awards shall be the next lower number of shares, rounding all fractions downward.

(c)If any rights or warrants to subscribe for additional shares are given pro rata to holders of outstanding shares of the class or classes of stock then set aside for the Plan, each Participant shall be entitled to the same rights or warrants on the same basis as holders of the outstanding shares with respect to such portion of his Award for which shares have not yet been issued in his or her name on or prior to the record date or which portion is otherwise not included in the determination of shareholders entitled to receive or exercise such rights or warrants.

7.2Reorganization. Subject to any required action by the shareholders, if the Company shall be a party to any reorganization involving merger, consolidation, acquisition of the stock or acquisition of the assets of the Company which does not constitute a Change of Control, and if the agreement memorializing such reorganization so provides, any outstanding Award granted under the Plan shall pertain to and apply, with appropriate adjustment as determined by the Committee, to the securities of the resulting corporation to which a holder of the number of shares of the Common Stock subject to such Award would have been entitled.  If such agreement does not so provide: (a) any or all Options granted hereunder shall become immediately nonforfeitable and fully exercisable or vested (to the extent permitted under federal or state securities laws) and are to be terminated after giving at least 30 days' notice to the Participants to whom such Options have been granted and (b) any or all unvested Awards of Restricted Stock or Restricted Stock Units hereunder shall become immediately fully vested, nonforfeitable and/or payable.

7.3Dissolution and Liquidation.  If the Board adopts a plan of dissolution and liquidation that is approved by the shareholders of the Company, the Committee shall give each Participant written notice of such event at least ten (10) days prior to its effective date, and the rights of all Participants shall become immediately nonforfeitable and fully exercisable or vested (to the extent permitted under federal or state securities laws).

7.4Limits on Adjustments.  Any issuance by the Company of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of the Common Stock subject to any Award, except as specifically provided otherwise in this Article.  The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate or dissolve, or to liquidate, sell or transfer all or any part of its business or assets.  All adjustments the Committee makes under this Article shall be conclusive.

7.5No Cashouts or Repricings.  Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the Exercise Price of outstanding Options or cancel outstanding Options in exchange for cash, other Awards or Options with an Exercise Price that is less than the Exercise Price of the original Options without stockholder approval.

ARTICLE VIII
Agreement by Participant and Securities Registration

8.1Agreement.  If, in the opinion of counsel to the Company, such action is necessary or desirable, no Award shall be granted to any Participant and no Option shall be exercisable by a Participant unless, at the time of grant or exercise, as applicable, such Participant (a) represents and warrants that he or she will acquire the Common Stock for investment only and not for purposes of resale or distribution, and (b) makes such further representations and warranties as are deemed necessary or desirable by counsel to the Company with regard to holding and resale of the Common Stock.  The Participant shall, upon the request of the Committee, execute and deliver to the Company an agreement or affidavit to such effect.  Should the Committee have reasonable cause to believe that such Participant did not execute such agreement or affidavit in good faith, the Company shall not be bound by the grant of the Award or by the exercise of an Option.  All certificates representing shares of Common Stock issued pursuant to the Plan shall be marked with the following restrictive legend or similar legend, if such marking, in the opinion of counsel to the Company, is necessary or desirable:

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and are held by an "affiliate" (as such term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended) of the Company.  Accordingly, these shares may not be sold, hypothecated, pledged or otherwise transferred except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, and any applicable securities laws or regulations of any state with respect to such shares, (ii) in accordance with Securities and Exchange Commission Rule 144, or (iii) upon the issuance to the Company of a favorable opinion of counsel or the submission to the Company of such other evidence as may be satisfactory to the Company that such proposed sale, assignment, encumbrance or other transfer will not be in violation of the Securities Act of 1933, as amended, or any applicable securities laws of any state or any rules or regulations thereunder.  Any attempted transfer of this certificate or the shares represented hereby which is in violation of the preceding restrictions will not be recognized by the Company, nor will any transferee be recognized as the owner thereof by the Company.

If the Common Stock is (A) held by a Participant who ceases to be an "affiliate," as that term is defined in Rule 144 of the Securities Act, or (B) registered under the Securities Act and all applicable state securities laws and regulations as provided in Section 8.2, the Committee, in its discretion and with the advice of counsel, may dispense with or authorize the removal of the restrictive legend set forth above or the portion thereof which is inapplicable.

8.2Registration.  In the event that the Company in its sole discretion shall deem it necessary or advisable to register, under the Securities Act or any state securities laws or regulations, any shares with respect to which Awards have been granted hereunder, then the Company shall take such action at its own expense before delivery of the certificates representing such shares to a Participant.  In such event, and if the shares of Common Stock of the Company shall be listed on any national securities exchange (as such term is defined by the Exchange Act) or on the NASDAQ National Market System at the time of the removal of restrictions from an Award or exercise of any Option, the Company shall make prompt application at its own expense for the listing on such stock exchange or the NASDAQ National Market System of the shares of Common Stock to be issued.

ARTICLE IX
Amendment and Termination

9.1Amendment and Termination By the Board.  Subject to Code Section 409A and Section 9.2 below, the Board shall have the power at any time to add to, amend, modify or repeal any of the provisions of the Plan, to suspend the operation of the entire Plan or any of its provisions for any period or periods or to terminate the Plan in whole or in part.  In the event of any such action, to the extent it determines necessary to administer the Plan, the Committee shall prepare written procedures which, when approved by the Board, shall govern the administration of the Plan resulting from such addition, amendment, modification, repeal, suspension or termination.  No Award Agreement may be amended to reprice or constructively reprice any Award.

9.2Restrictions on Amendment and Termination.  Notwithstanding the provisions of Section 9.1 above, the following restrictions shall apply to the Board's authority under Section 9.1 above:

(a)Prohibition Against Adverse Effects on Outstanding Awards.  No addition, amendment, modification, repeal, suspension or termination shall adversely affect, in any way, the rights of a Participant who has an outstanding Award without the consent of such Participant.  The Committee shall not amend any Award Agreement that it previously has authorized under the Plan that adversely affects the Participant’s rights or benefits under an Award without the written (or electronic) consent of the Participant holding such Award.

(b)Shareholder Approval Required for Certain Modifications.  No modification or amendment of the Plan may be made without the prior approval of the shareholders of the Company if such approval is necessary with respect to tax, securities or other applicable laws or the applicable rules or regulations of any stock exchange or the NASDAQ National Market System.

ARTICLE X
Miscellaneous Provisions

10.1Beneficiary. Upon a Participant’s death, the Participant’s Beneficiary shall be determined as follows:

(a)Designation of Beneficiary.  A Participant's Beneficiary shall be the Person who is last designated in writing by the Participant as such Participant's Beneficiary hereunder.  A Participant shall designate his or her original Beneficiary in writing (on paper or electronically) on the form provided by the Committee.  Any subsequent modification of the Participant's Beneficiary shall be on the form provided by the Committee.  A designation of Beneficiary shall be effective when the properly completed form is received and accepted by the Committee (or its designee), as determined in the Committee's (or its delegate’s) sole discretion.

(b)No Designated Beneficiary.  If no Beneficiary has been validly designated by a Participant, or the Beneficiary designated by the Participant is no longer living or in existence at the time of the Participant's death, then the Participant's Beneficiary shall be deemed to be the Participant's legal spouse under applicable state law, or if none, the Participant's estate.

(c)Designation of Multiple Beneficiaries.  A Participant may, consistent with subsection (a) above, designate more than one Person as a Beneficiary if, for each such Beneficiary, the Participant also designates a percentage of the Participant's Award to be transferred to such Beneficiary upon the Participant's death.  Unless otherwise specified by the Participant, any designation by the Participant of multiple Beneficiaries shall be interpreted as a designation by the Participant that each such Beneficiary (to the extent such Beneficiary is alive or in existence as of the Participant's date of death) should be entitled to an equal percentage of the Participant's Award.  Each Beneficiary shall have complete and non-joint rights with respect to the portion of a Participant's Award to be transferred to such Beneficiary upon the Participant's death.

(d)Contingent Beneficiaries.  A Participant may designate one or more contingent Beneficiaries to receive all or a portion of the Participant's Award in the event that all of the Participant's original Beneficiaries should predecease the Participant.  In the event that one or more original Beneficiaries predeceases the Participant, then the remaining original Beneficiaries specified above shall be entitled to the share of such deceased Beneficiary in direct proportion to their designated shares.

10.2Application of Funds.  The proceeds received by the Company from the sale of the Common Stock subject to the Options granted hereunder will be used for general corporate purposes.

10.3Notices.  In order for a Participant or other individual to give notice or other communication to the Committee, the notice or other communication shall be in the form specified by the Committee and delivered to the location designated by the Committee in its sole discretion.

10.4Compliance with Rule 16b-3.  This Plan is intended to be in compliance with the requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act.

10.5Governing Law.  The Plan shall be governed by and shall be construed in accordance with the laws of the State of Alabama, without regard to any choice of law principles thereof or of any other jurisdiction.

10.6Additional Provisions By Committee.  The Award Agreements authorized under the Plan may contain such other provisions as the Committee shall deem advisable.

10.7Plan Document Controls.  In the event of any conflict between the provisions of an Award Agreement and the Plan, the Plan shall control.

10.8Gender and Number.  Wherever applicable, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

10.9Headings.  The titles in this Plan are inserted for convenience of reference; they constitute no part of the Plan and are not to be considered in the construction hereof.

10.10Legal References.  Any reference in this Plan to a provision of law which is later revised, modified, finalized or redesignated, shall automatically be considered a reference to such revised, modified, finalized or redesignated provision of law.

10.11No Rights to Perform Services.  Nothing contained in the Plan, or any modification thereof, shall be construed to give any individual any rights to perform services for the Company or any of its Affiliates.

10.12Unfunded Arrangement.  The Plan shall not be funded, and except for reserving a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any grant under the Plan.

10.13Clawback/Recovery.  Subject to Section 409A, all Awards granted under the Plan will be subject to clawback, recovery, or recoupment, as determined by the Committee in its sole discretion, including but not limited to a reacquisition right with respect to previously granted

Restricted Stock or other cash or property, (a) as provided in the Company’s forfeiture policy implemented by the Company from time to time and applicable to all officers and Directors of the Company on the same terms and conditions, including without limitation, any such policy adopted to comply with the requirements of applicable law or the rules and regulations of any stock exchange applicable to the Company, (b) as is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable law, (c) as provided in the applicable Award Agreement, and/or (d) to the extent that the Committee determines that the Participant has been involved in the altering, inflating, and/or inappropriate manipulation of performance/financial results or any other infraction of recognized ethical business standards, or that the Participant has willfully engaged in any activity injurious to the Company, or the Participant’s Separation from Service with the Company or its Affiliates is for Cause.  Compliance with Section 409A of the Code.  Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, compliant with Section 409A of the Code.  If the Committee determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

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ADOPTED BY BOARD OF DIRECTORS

ON March 6, 2020,
EFFECTIVE AS OF MAY 13, 2020